SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 09/30/2004
FILE NUMBER 811-2731

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Institutional Class            $  8,710
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Private Investment Class       $    556
              Personal Investment Class      $     20
              Cash Management Class          $  2,855
              Reserve Class                  $      5
              Resource Class                 $  1,012

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Institutional Class            $000.0046
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Private Investment Class       $000.0034
              Personal Investment Class      $000.0019
              Cash Management Class          $000.0042
              Reserve Class                  $000.0005
              Resource Class                 $000.0038

74U.     1.   Number of shares outstanding (000's Omitted)
              Institutional Class            1,671,551
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Private Investment Class         190,289
              Personal Investment Class          9,270
              Cash Management Class            796,322
              Reserve Class                     11,061
              Resource Class                   236,176

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $    1.00
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Private Investment Class       $    1.00
              Personal Investment Class      $    1.00
              Cash Management Class          $    1.00
              Reserve Class                  $    1.00
              Resource Class                 $    1.00